VOTING RIGHTS PROXY AGREEMENT

This Voting Rights Proxy Agreement (the "Agreement") is dated March 11, 2011 and is entered into by and between **Hangzhou Dwarf Enterprise Management Co., Ltd**. ("WOFE Dwarf" or "Party A") and **Hangzhou Dwarf Technology Co., Ltd** ("China Dwarf" or "Party B"), and shareholders holding 100% outstanding shares of Party B (the "Shareholders of Party B" or "Party C"). Party A, Party B, and Party C are each referred to in this Agreement as a "Party" and collectively as the "Parties."

RECITALS

1. Party B ("Company") is engaged in the Internet information service and software businesses. Party A has the expertise in consulting, and Party A has entered into a series of agreements with Party B to provide Party B with various consulting services.

2. The Shareholders are shareholders of the Company, each legally holding such amount of equity interest of the Company as set forth on the signature page of this Agreement and collectively holding 100% of the issued and outstanding equity interests of the Company (collectively the "Equity Interest").

3. The Shareholders desire to grant to Party A a proxy to vote the Equity Interest for the maximum period of time permitted by law in consideration of good and valuable consideration, the receipt of which is hereby acknowledged and agreed by Party A.

NOW THEREFORE, the Parties agree as follows:

1. The Shareholders hereby agree to irrevocably grant and entrust Party A, for the maximum period of time permitted by law, with all of their voting rights as shareholders of the Company. Party A shall exercise such rights in accordance with and within the parameters of the laws of the PRC and the Articles of Association of the Company.

2. Party A may establish and amend rules to govern how Party A shall exercise the powers granted by the Shareholders herein, including, but not limited to, the number or percentage of directors of Party A which shall be required to authorize the exercise of the voting rights granted by the Shareholders, and Party A shall only proceed in accordance with such rules.

3. The Shareholders shall not transfer or cause to be transferred the Equity Interest to any party (other than Party A or such designee of Party A). Each Shareholder acknowledges that it will continue to perform its obligations under this Proxy Agreement even if one or more of other Shareholders no longer holds any part of the Equity Interest.

4. This Proxy Agreement has been duly executed by the Parties as of the date first set forth above, and in the event that a Party is not a natural person, then such Party's action has been duly authorized by all necessary corporate or other action and executed and delivered by such Party's duly authorized representatives. This Agreement shall take effect upon the execution of this Agreement.

5. Each Shareholder represents and warrants to Party A that such Shareholder owns such amount of the Equity Interest as set forth next to its name on the signature page below, free and clear of all liens and encumbrances, and such Shareholder has not granted to any party, other than Party A, a power of attorney or proxy over any of such amount of the Equity Interest or any of such Shareholder's rights as a shareholder of Company. Each Shareholder further represents and warrants that the execution and delivery of this Agreement by such Shareholder shall not violate any law, regulations, judicial or administrative order, arbitration award, agreement, contract or covenant applicable to such Shareholder.

6. This Agreement may not be terminated without the unanimous consent of all Parties, except that Party A may, by giving a thirty (30) day prior written notice to the Shareholders, terminate this Agreement, with or without cause

7. Any amendment to and/or rescission of this Agreement shall be in writing by the Parties.

8. The execution, validity, creation and performance of this Agreement shall be governed by the laws of PRC.

9. This Agreement shall be executed in five (5) duplicate originals in English, and each Party shall receive one (1) duplicate original, each of which shall be equally valid.

10. The Parties agree that in the event a dispute shall arise from this Agreement, the Parties shall settle their dispute through amicable negotiations and/or arbitration in accordance with this Clause 10. If the Parties cannot reach a settlement within 45 days following the negotiations, the dispute shall be submitted to be determined by arbitration through China International Economic and Trade Arbitration Commission ("CIETAC") in accordance with CIETAC arbitration rules. There shall be three (3) arbitrators. Party B shall select one (1) arbitrator and Party A shall select one (1) arbitrator, and both arbitrators shall be selected within thirty (30) days after giving or receiving the demand for arbitration. Such arbitrators shall be freely selected, and the Parties shall not be limited in their selection to any prescribed list. The chairman of the CIETAC shall select the third arbitrator. If a Party does not appoint an arbitrator who consents to participate within thirty (30) days after giving or receiving the demand for arbitration, the relevant appointment shall be made by the chairman of the CIETAC. The arbitration shall be conducted in Beijing in English. The determination of CIETAC shall be conclusively binding upon the Parties and shall be enforceable in any court of competent jurisdiction.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF this Agreement is duly executed by each Party or its legal representatives.

Party A: Hangzhou Dwarf Enterprise Management Co., Ltd

Legal/Authorized Representative: 张绵富

Name: Zhang, MianFu

Title: Chairman of Board of Directors

Party B: Hangzhou Dwarf Technology Co., Ltd.

Legal/Authorized Representative: 张绵富

Name: Zhang, MianFu

Passport #: G50401636

Title: 60% Ownership Shareholder

Legal/Authorized Representative: 郑云香

Name: Zheng, YunXiang

ID# 3307 2519 7304 2822 24

Title: 40% Ownership Shareholder

SIGNATURE PAGE FOR SHAREHOLDERS OF PARTY B

SHAREHOLDERS OF PARTY B:

Legal/Authorized Representative: ______________________

Name: Zhang, MianFu

Passport #: G50401636

Title: 60% Ownership Shareholder

Legal/Authorized Representative: ______________________

Name: Zheng, YunXiang

ID# 3307 2519 7304 2822 24

Title: 40% Ownership Shareholder